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                       EXCHANGE OFFER FOR ALL OUTSTANDING
                           6.95% DEBENTURES DUE 2028
                                       OF
                          TIME WARNER COMPANIES, INC.
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                                TIME WARNER INC.
                                      AND
                        TURNER BROADCASTING SYSTEM, INC.
               PURSUANT TO THE PROSPECTUS DATED FEBRUARY 13, 1998


TO: BROKERS, DEALERS, COMMERCIAL BANKS,
    TRUST COMPANIES AND OTHER NOMINEES:


     Time Warner Companies, Inc. ('TWC') is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated February 13, 1998 (the 'Prospectus'), and the enclosed Letter of Transmittal (the 'Letter of Transmittal'), to exchange (the 'Exchange Offer') its 6.95% Debentures Due 2028, for its outstanding 6.95% Debentures Due 2028 (the 'Outstanding Debentures'). The Exchange Offer is being made in order to satisfy certain obligations of TWC contained in the Registration Rights Agreement dated January 12, 1998, by and among TWC and the other signatories thereto.


     We are requesting that you contact your clients for whom you hold Outstanding Debentures regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Debentures registered in your name or in the name of your nominee, or who hold Outstanding Debentures registered in their own names, we are enclosing the following documents:


          1. Prospectus dated February 13, 1998;


          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Debentures are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;


          4. A form of letter which may be sent to your clients for whose accounts you hold Outstanding Debentures registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and



          5. Return envelopes addressed to The Chase Manhattan Bank, the Exchange Agent for the Outstanding Debentures.



     YOUR PROMPT ACTION IS REQUESTED, THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON, MARCH 30, 1998 UNLESS EXTENDED BY TWC (THE 'EXPIRATION DATE'). OUTSTANDING DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.


     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Outstanding Debentures should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Outstanding Debentures wish to tender, but it is impracticable for them to forward their certificates for Outstanding Debentures prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under 'The Exchange Offer -- Guaranteed Delivery Procedures'.


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     TWC will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Debentures held by them as nominee or in a fiduciary capacity. TWC will pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Debentures pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.


     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Chase Manhattan Bank, the Exchange Agent for the Outstanding Debentures, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          TIME WARNER COMPANIES, INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF TWC OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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